                                                                    EXHIBIT 10.4

                                [CITIZENS BANK]
                              EMPLOYMENT AGREEMENT

           THIS EMPLOYMENT AGREEMENT ("AGREEMENT"), signed as of April 20, 2006, between _____________ ("CDC Bank") and __________ ("EXECUTIVE") and ratified by GLACIER BANCORP, INC. ("GLACIER"), takes effect on the effective date of the Holding Company Merger ("EFFECTIVE DATE") referenced below.

                                    RECITALS

A. Glacier has entered into a Plan and Agreement of Merger ("MERGER AGREEMENT") with CITIZENS DEVELOPMENT COMPANY ("CDC"), the parent company of [CDC Bank] pursuant to which CDC will merge with and into a Montana corporation to be formed by Glacier ("HOLDINGS"), and [CDC Bank] will become a subsidiary of Holdings (the "HOLDING COMPANY MERGER"). The parties hereto anticipate that for an initial transition period following the Holding Company Merger (the "TRANSITION PERIOD"), [CDC Bank] will operate as a subsidiary of Holdings and, following the Transition Period, will merge with and into _________ ["GBCI Bank"] (the "BANK MERGER"). Upon consummation of the Bank Merger, the former [CDC Bank] offices will operate under the name ["CDC Bank"], a division of [GBCI Bank"].

B. Executive presently serves as President of [CDC Bank] and will continue to do so until the Effective Date.

C. The parties hereto desire Executive to be employed under the terms and conditions of this Agreement. For purposes of this Agreement, the term "EMPLOYER" means [CDC Bank] with respect to the Transition Period and First Security with respect to the remainder of the Term (defined below) following the Transition Period.

D. This Agreement supersedes any and all other employment or similar agreements that may currently be in effect for Executive.

                                    AGREEMENT

      In consideration of the promises set forth in this Agreement, the parties agree as follows.

1. EMPLOYMENT; TITLE. Employer agrees to employ Executive, and Executive accepts employment by Employer on the terms and conditions set forth in this Agreement. During the Transition Period, Executive's title will be "President" of [CDC Bank]. After the Transition Period, Executive will have such title(s) as determined by [GBCI Bank's] board of directors, taking into consideration the duties set forth in Section 3.

2.    TERM.

      (a) Term. The term of this Agreement ("Term") is three years, beginning on the Effective Date.


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                                                                    EXHIBIT 10.4

      (b) Abandonment or Termination of the Merger. This Agreement is void if the Merger Agreement is terminated for any reason.


3.    DUTIES.

      (a) Transition Period. While employed as President of [CDC Bank], Executive will be responsible for total management and performance of [CDC Bank] and will faithfully and diligently perform the duties assigned to him, which duties will be consistent with his title and position. Executive will also be responsible for the integration of [CDC Bank's] operations with those of [GBCI Bank] in anticipation of the Bank Merger. While employed as President of [CDC Bank], Executive will report to [GBCI Bank's] Board of Directors.

      (b) Post-Transition Period. Following the Bank Merger, [GBCI Bank] may, from time to time, modify Executive's performance responsibilities to accommodate management objectives of [GBCI Bank]. Following the Bank Merger, Executive will report to GBCI Bank's] President. Executive will assume any additional positions, duties, and responsibilities as may reasonably be requested of him with or without additional compensation, as appropriate and consistent with his title and position.

4. EXTENT OF SERVICES. Executive will devote all of his working time, attention and skill to the duties and responsibilities referenced in
      Section 3. Executive may participate in other businesses as a passive investor if such participation does not interfere with his duties under
      Section 3, but (a) Executive may not actively participate in the operation or management of those businesses, and (b) Executive may not, without Employer's prior written consent, make or maintain any investment in a business with which Employer and/or Glacier has an existing competitive or commercial relationship.

5. SALARY. Executive will receive an initial annual salary of $_________, to be paid in accordance with Employer's regular payroll schedule. Subsequent salary increases are subject to Employer's annual review of Executive's compensation and performance.

6. INCENTIVE COMPENSATION. Executive will be eligible to receive bonuses under Glacier's bonus plan(s). In making bonus determinations, factors such as Executive's performance of his duties and the safety, soundness and profitability of Employer will be considered. Executive's bonus will reflect Executive's contribution to the performance of Employer during the year.

7.    VACATION AND BENEFITS.

      (a) Vacation and Holidays. Executive will receive ____ weeks of paid vacation each year. Executive's ability to carry over or accumulate vacation will be governed by Employer's and/or Glacier's applicable policies.


      (b) Benefits. Executive will be entitled to participate in any group life insurance, disability, health and accident insurance plans, profit sharing plan and in other employee fringe benefit programs that Employer or Glacier may have in effect


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                                                                    EXHIBIT 10.4

            from time to time for its similarly situated employees, in accordance with and subject to any policies adopted by Employer or Glacier's board of directors with respect to the plans or programs. Neither Employer nor Glacier through this Agreement obligates itself to make any particular benefits available to its employees.

      (c) Business Expenses. Employer will reimburse Executive for ordinary and necessary expenses that are consistent with Employer's then-current practice (including, without limitation, travel, entertainment, and similar expenses) and that are incurred in performing and promoting Employer's business. Executive will present from time to time itemized accounts of these expenses, subject to any limits of Employer's policy or the rules and regulations of the Internal Revenue Service.

8.    TERMINATION OF EMPLOYMENT.

      (a) Termination By Employer for Cause; Resignation without Good Reason. If, before this Agreement terminates, Employer terminates Executive's employment for Cause (defined below) or if Executive resigns without Good Reason (defined below), Employer will pay Executive the salary earned and expenses reimbursable under this Agreement incurred through the date of such termination or resignation. Executive will have no right to receive compensation or other benefits for any period thereafter under this Section 8(a).

      (b) Termination By Employer without Cause; Resignation for Good Reason. If, before this Agreement terminates, Employer terminates Executive's employment without Cause, or Executive terminates his employment for Good Reason, then contingent upon Executive's execution of a release of any and all claims arising out of such termination or his employment, Employer will pay Executive a lump sum payment equal to _______ times Executive's monthly base salary at the time of termination.

      (c) Death or Disability. This Agreement terminates (1) if Executive dies or (2) if Executive is unable to perform his duties and obligations under this Agreement for a period of 90 consecutive days as a result of a physical or mental disability arising at any time during the term of this Agreement, unless with reasonable accommodation Executive could continue to perform his duties under this Agreement and making these accommodations would not pose an undue hardship on Employer. If termination occurs under this Section 8(c), Executive or his estate will be entitled to receive all compensation and benefits earned and expenses reimbursable through the date Executive's employment terminated.

      (d) Return of Employer Property. If and when Executive ceases, for any reason, to be employed by Employer, Executive must return to Employer all keys, pass cards, identification cards and any other property of Employer or Glacier. At the same time, Executive also must return to Employer all originals and copies (whether in hard copy, electronic or other form) of any documents, drawings, notes,


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                                                                    EXHIBIT 10.4

            memoranda, designs, devices, diskettes, tapes, manuals, and specifications which constitute proprietary information or material of Employer or Glacier. The obligations in this paragraph include the return of documents and other materials that may be in his desk at work, in his car, in place of residence, or in any other location under his control.

      (e)   Cause. "Cause" means any one or more of the following:


            (1) Willful misfeasance or gross negligence in the performance of Executive's duties;

            (2)   Conviction of a crime in connection with his duties; or

            (3) Conduct demonstrably and significantly harmful to Employer, as reasonably determined on the advice of legal counsel by Employer's board of directors.

      (f)   Good Reason. "Good Reason" means either of the following:

            (1) Reduction of Executive's salary or reduction or elimination of any compensation or benefit plan benefiting Executive, unless the reduction or elimination is generally applicable to substantially all of Employer's employees (or employees of a successor or controlling entity of Employer) formerly benefited;

            (2) A relocation or transfer of Executive's principal place of employment that would require Executive to commute on a regular basis more than ninety (90) miles each way from CSB-Hamilton's present main office location.

9. CONFIDENTIALITY. Executive will not, after the date this Agreement is signed, including during and after its Term, use for his own purposes or disclose to any other person or entity any confidential business information concerning Employer or Glacier or their business operations, unless (a) Employer or Glacier consents to the use or disclosure of its confidential information; (b) the use or disclosure is consistent with Executive's duties under this Agreement; (c) disclosure is required by law or court order; or (d) the information is made or otherwise becomes public. For purposes of this Agreement, confidential business information includes, without limitation, trade secrets, various confidential information concerning all aspects of current and future operations, nonpublic information on investment management practices, marketing plans, pricing structure and technology of either Employer or Glacier. Executive will also treat the terms of this Agreement as confidential business information.

10.   RESTRICTIVE COVENANTS.

      (a) Competitive Activities. During the period of his employment and for one year after Executive's employment with Employer has ended, Executive will not, directly or indirectly, as a shareholder, director, officer, employee, partner, agent, consultant, lessor, creditor or otherwise, provide management, supervisory or


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                                                                    EXHIBIT 10.4

            other similar services to any person or entity engaged in any business within _________ County, Montana, that is competitive with the business of Employer or Glacier as conducted during the term of this Agreement or as conducted as of the date of termination of employment, including any preliminary steps associated with the formation of a new bank.

      (b) Non-Interference. For so long as Executive is employed by Employer or Glacier and for one year following termination of Executive's employment, Executive will not, directly or indirectly, persuade or entice, or attempt to persuade or entice, (i) any employee of Employer or Glacier to terminate his/her employment with Employer or Glacier, or (ii) any person or entity to terminate, cancel, rescind or revoke its business or contractual relationships with Employer or Glacier.

11.   ENFORCEMENT.

      (a) Employer and Executive stipulate that, in light of all of the facts and circumstances of the relationship between Executive and Employer, the agreements referred to in Sections 9 and 10 (including without limitation their scope, duration and geographic extent) are fair and reasonably necessary for the protection of Employer's and Glacier's confidential information, goodwill and other protectable interests. If a court of competent jurisdiction should decline to enforce any of those covenants and agreements, Executive and Employer request the court to reform these provisions to restrict Executive's use of confidential information and Executive's ability to compete with Employer and Glacier to the maximum extent, in time, scope of activities, and geography, the court finds enforceable.

      (b) Executive acknowledges that Employer and Glacier will suffer immediate and irreparable harm that will not be compensable by damages alone if Executive repudiates or breaches any of the provisions of Sections 9 or 10 or threatens or attempts to do so. For this reason, under these circumstances, Employer, in addition to and without limitation of any other rights, remedies or damages available to it at law or in equity, will be entitled to obtain temporary, preliminary and permanent injunctions in order to prevent or restrain the breach, and Employer will not be required to post a bond as a condition for the granting of this relief.

12. COVENANTS. Executive specifically acknowledges the receipt of adequate consideration for the covenants contained in Sections 9 and 10 and that Employer is entitled to require him to comply with these Sections. These Sections will survive termination of this Agreement. Executive represents that if his employment is terminated, whether voluntarily or involuntarily, Executive has experience and capabilities sufficient to enable Executive to obtain employment in areas which do not violate this Agreement and that Employer's enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood.


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                                                                    EXHIBIT 10.4

13.   ARBITRATION.

      (a) Arbitration. At either party's request, the parties must submit any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach of this Agreement, to arbitration under the American Arbitration Association's rules then in effect (or under any other form of arbitration mutually acceptable to the parties). A single arbitrator agreed on by the parties will conduct the arbitration. If the parties cannot agree on a single arbitrator, each party must select one arbitrator and those two arbitrators will select a third arbitrator. This third arbitrator will hear the dispute. The arbitrator's decision is final (except as otherwise specifically provided by law) and binds the parties, and either party may request any court having jurisdiction to enter a judgment and to enforce the arbitrator's decision. The arbitrator will provide the parties with a written decision naming the substantially prevailing party in the action. This prevailing party is entitled to reimbursement from the other party for its costs and expenses, including reasonable attorneys' fees.

      (b) Venue and Governing Law. All proceedings will be held at a place designated by the arbitrator in Missoula County, Montana. The arbitrator, in rendering a decision as to any state law claims, will apply Montana law.

      (c) Exception to Arbitration. Notwithstanding the above, if Executive violates Section 9 or 10, Employer will have the right to initiate the court proceedings described in Section 11(b), in lieu of an arbitration proceeding under this Section 13.

14.   MISCELLANEOUS PROVISIONS.

      (a) Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties concerning its subject matter and supersedes all prior agreements, correspondence, representations, or understandings between the parties relating to its subject matter.

      (b) Binding Effect. This Agreement will bind and inure to the benefit of [CDC Bank's],[GBCI Bank's], Glacier's and Executive's heirs, legal representatives, successors and assigns.

      (c) Litigation Expenses. If either party successfully seeks to enforce any provision of this Agreement or to collect any amount claimed to be due under it, that party will be entitled to reimbursement from the other party for any and all of its out-of-pocket expenses and costs including, without limitation, reasonable attorneys' fees and costs incurred in connection with the enforcement or collection.

      (d) Waiver. Any waiver by a party of its rights under this Agreement must be written and signed by the party waiving its rights. A party's waiver of the other party's breach of any provision of this Agreement will not operate as a waiver of any other breach by the breaching party.


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                                                                    EXHIBIT 10.4

      (e) Assignment. The services to be rendered by Executive under this Agreement are unique and personal. Accordingly, Executive may not assign any of his rights or duties under this Agreement. Employer or Glacier may assign this Agreement to a wholly owned subsidiary of Glacier.

      (f) Amendment. This Agreement may be modified only through a written instrument signed by all parties.

      (g) Severability. The provisions of this Agreement are severable. The invalidity of any provision will not affect the validity of other provisions of this Agreement.

      (h) Governing Law and Venue. This Agreement will be governed by and construed in accordance with Montana law, except to the extent that certain regulatory matters may be governed by federal law. The parties must bring any legal proceeding arising out of this Agreement in Missoula County, Montana.

      (i) Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

      (j) Counsel Review. Executive acknowledges that he has had the opportunity to consult with independent counsel with respect to the negotiation, preparation, and execution of this Agreement.

                     [SIGNATURES APPEAR ON FOLLOWING PAGE]


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                                                                    EXHIBIT 10.4

This Employment Agreement is signed as of April 20, 2006:

                                   [CDC BANK]:

                                   By
                                       -----------------------------------------


                                   EXECUTIVE:


                                   ---------------------------------------------


Ratified as of April 20, 2006:

                                   GLACIER BANCORP, INC.

                                   By
                                      ------------------------------------------
                                      Michael J. Blodnick
                                      President & Chief Executive Officer


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